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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of National-Oilwell, Inc. and in the related Prospectus of our report dated February 5, 1998 with respect to the consolidated financial statements of National-Oilwell, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

We also consent to the incorporation by reference in the following Registration Statements of National-Oilwell, Inc. and in the related Prospectus of our report dated January 31, 1996 with respect to the consolidated financial statements of National-Oilwell, a general partnership, and subsidiaries (the predecessor) for the year ended December 31, 1995 incorporated by reference in this Annual
Report (Form 10-K) for the year ended December 31, 1997.

Form                                 Description
----                                 -----------

 S-8 Stock Award and Long Term Incentive Plan, Value Appreciation and Incentive Plan A and Value Appreciation and Incentive Plan B (No. 333-15859)

 S-8       National-Oilwell Retirement and Thrift Plan  (No. 333-46459)

 S-8 Post Effective Amendment No. 3 to the Registration Statement on Form S-4 filed on Form S-8 pertaining to the Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan, as amended, and Employment and Compensation Arrangements Pursuant to Private Stock Option Agreements (No. 333-32191)

 S-3       Registration of 800,000 shares of common stock  (No. 333-43615)

 S-3       Post Effective Amendment No. 4 to Form S-4 filed on Form S-3
           (No. 333-32191)


                                                             ERNST & YOUNG LLP



Houston, Texas
March 10, 1998